                                                                   Exhibit 99.3



-------------------------------------------------------------------------------





                        FIRST AMENDMENT TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT


                           dated as of April 14, 1995

                                     among

                               APACHE CORPORATION

                                      and

                    VARIOUS COMMERCIAL LENDING INSTITUTIONS,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      as Administrative Agent and Arranger

                                      and

                                 CHEMICAL BANK,
                            as Co-Agent and Arranger





-------------------------------------------------------------------------------

                        FIRST AMENDMENT TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 14, 1995, (the "First Amendment"), is among APACHE CORPORATION, a Delaware corporation (the "Company"), the various commercial lending institutions as are or may become parties hereto (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (in such capacity, the "Administrative Agent") and Arranger (in such capacity, an "Arranger") and CHEMICAL BANK, as Co-Agent (in such capacity, the "Co-Agent") and Arranger (in such capacity, an "Arranger").

                              W I T N E S S E T H:

         1. The Company, The First National Bank of Chicago, and Chemical Bank are parties to that certain Third Amended and Restated Credit Agreement, dated as of March 1, 1995 (the "Third Amended and Restated Credit Agreement").

         2. The parties to the Third Amended and Restated Agreement intend to amend it to add additional Lenders as parties to the Third Amended and Restated Credit Agreement and to otherwise amend the Third Amended and Restated Credit Agreement as follows:

         I.      AMENDMENTS TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT.

         A.      The definition of "Debt/Capitalization Ratio" appearing in
Section 1.1 of the Third Amended and Restated Credit Agreement is amended by deleting the period at the end and adding the phrase "and the calculation of facility fees." after the word "Spread".

         B. The definition of "Interest Period" appearing in Section 1.1 of the Third Amended and Restated Credit Agreement is amended by deleting the term "Closing Date" therefrom and adding the term "Effective Date" in lieu thereof.

         C. The definition of "Lenders" appearing in Section 1.1 of the Third Amended and Restated Credit Agreement is hereby amended in its entirety as follows:

                 "Lenders" means the financial institutions listed on the signature pages of the First Amendment to Third Amended and Restated Credit Agreement dated as of April 14, 1995 and their respective successors and assigns in accordance with Section 17.3 (including any commercial lending institution becoming a party hereto pursuant to an Assignment Agreement) or otherwise by operation of law.

         D. Subsection 2.2(a) of the Third Amended Restated Credit Agreement is Amended by deleting from the second sentence thereof the phrase "delivered prior" and inserting the phrase "delivered immediately prior" in lieu thereof.

         E. Section 11.4 of the Third Amended and Restated Credit is amended by deleting the period at the end and adding the phrase "(i) Contingent Obligations of DEKALB in respect of the facility described as item 1 of Part B of Schedule 11.1 or in respect of the replacement facility therefore described as item 2 of Part B of Schedule 11.1." after the word "therefrom".

         F. The last proviso of Section 11.7(c) of the Third Amended and Restated Credit Agreement is amended by adding the phase "and its Subsidiaries" after the name "DEKALB" appearing therein.

         G. Part B of Schedule 11.1 of the Third Amended and Restated Credit Agreement is hereby amended to read in its entirety as follows:

         Indebtedness of DEKALB

         1. $30 million (Can) revolving term credit facility of DEKALB Energy Canada Ltd. with Royal Bank of Canada (approximately $18 million (Can) outstanding as of March 1, 1995).

         2. A revolving credit facility of DEKALB Energy Canada Ltd. up to $30 million (U.S.) aggregate principal amount with a bank chartered or licensed to operate in Canada, provided the debt in item B.1. is paid in full and all obligations of DEKALB Energy Canada Ltd. in connection therewith are terminated.

         3. An overdraft facility of DEKALB Energy Canada Ltd. at Royal Bank of Canada not to exceed $5 million (U.S.) in amount to facilitate check clearing.

         4. 10% Notes of DEKALB due April 15, 1998 (approximately $22.1 million (U.S.) in outstanding principal amount as of March 1,
                 1995).

         5. 9 7/8% Notes of DEKALB due July 15, 2000 (approximately $29.2 million (U.S.) in outstanding principal amount as of March 1,
                 1995).

         II. AGGREGATE AVAILABLE COMMITMENT. This will confirm that as of the date hereof, the Aggregate Available Commitment is $881,000,000.

         III. EFFECTIVENESS. This First Amendment shall become effective as of the date hereof when the Administrative Agent shall have received (a) counterparts hereof duly executed by the Company, the Lenders, the Administrative Agent and the Co-Agent (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party), (b) duly executed promissory notes substantially in the form of Exhibits A-1 and A-2 to the Third Amended and Restated Credit Agreement payable to the order of each Lender and (c) payment by each Lender (other than The First National Bank of Chicago and Chemical Bank) of the amount shown in Exhibit A to this First Amendment. Upon effectiveness of this First Amendment, each Lender signatory to this First Amendment shall for all purposes be a Lender party to the Third Amendment and Restated Credit Agreement as amended by this First Amendment and any other Loan Documents executed by the Lenders and shall have the rights and obligations of a Lender under the Loan Documents to the same extent as if they were originally parties to the Third Amended and Restated Credit Agreement, and no further consent or action by the Company, the Lenders or the Agent shall be required and the Lenders (including The First National Bank of Chicago and Chemical Bank) shall have the Commitment and percentages set forth in Exhibit B hereto.

         IV. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the Administrative Agent, the Co-Agent and the Arrangers to enter into this First Amendment, the Company hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article VIII of the Third Amended and Restated Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

                 (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

                 (ii) The Company has the corporate power and authority and legal right to execute and deliver this First Amendment and the Notes and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this First Amendment and the Notes, and the performance of its obligations hereunder and thereunder have been duly authorized by proper corporate proceedings, and this First Amendment and the Third Amended and Restated Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                 (iii) No Default or Unmatured Default has occurred and is continuing as of the date hereof.

                 (iv) There has been no material adverse change (a) in the businesses, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries from March 1, 1995, (b) affecting the rights and remedies of the Lenders under and in connection with this First Amendment, the Third Amended and Restated Credit Agreement as amended by this First Amendment, and the Notes or (c) in the ability of the Company to perform its obligations under this First Amendment, the Third Amended and Restated Credit Agreement as amended by this First Amendment, or the Notes.

                 (v) There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers threatened against or affecting the Company or its Subsidiaries which is or could have a Material Adverse Effect.

         V. DEFINED TERMS. Except as amended hereby, terms used herein when defined in the Third Amended and Restated Credit Agreement shall have the same meanings herein unless the context otherwise requires.

         VI. REAFFIRMATION OF CREDIT AGREEMENT. This First Amendment shall be deemed to be an amendment to the Third Amended and Restated Credit Agreement, and the Third Amended and Restated Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Third Amended and Restated Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Third Amended and Restated Credit Agreement as amended hereby.

         VII. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. All obligations of the Company and rights of the Lenders, the Administrative Agent, the Co-Agent and the Arrangers and any other holders of the Notes expressed herein shall be in addition to and not in limitation of those provided by applicable law.

         VIII. SEVERABILITY OF PROVISIONS. Any provision in this First Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

         IX. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         X. HEADINGS. Article and section headings in this First Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this First Amendment.

         XI. SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         XII. NOTICE. THIS WRITTEN FIRST AMENDMENT TOGETHER WITH THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Company, the Lenders, the Administrative Agent, the Co-Agent and the Arrangers have executed this First Amendment as of the date first above written.



                                     APACHE CORPORATION



                                     By:     /s/ Clyde E. McKenzie
                                            --------------------------------
                                     Name:      Clyde E. McKenzie
                                     Title:     Vice President and Treasurer

                                     Address:   2000 Post Oak Boulevard
                                                Suite 100
                                                Houston, TX  77056-4400

                                     Attention: Clyde McKenzie
                                                Vice President and Treasurer

                                     Telephone: (713) 296-6210
                                     Facsimile: (713) 296-6459


                                     With a copy to:

                                     Zurab S. Kobiashvili
                                     Vice President and General Counsel
                                     2000 Post Oak Boulevard, Suite 100
                                     Houston, TX  77056-4400

                                     Telephone:  (713) 296-6000
                                     Facsimile:  (713) 296-6459

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            Individually, as Administrative
                                            Agent and as Arranger



                                            By:        /s/ W. Walter Green
                                                       ------------------------
                                            Name:      W. Walter Green
                                            Title:     Attorney-in-Fact

                                            Address     One First National Plaza
                                                        Chicago, IL  60670

                                            Attention:  W. Walter Green, III
                                                        Petroleum and Mining
                                                        Division, Suite 0363

                                            Telephone:  (312) 732-7235
                                            Facsimile:  (312) 732-3055

                                            With a copy to:

                                            Attention:  Thomas E. Both
                                                        Syndications and
                                                        Placement/Agency
                                                        Suite 0353

                                            Telephone:  (312) 732-7268
                                            Facsimile:  (312) 732-2038

                                    CHEMICAL BANK, Individually, as Co-Agent and as Arranger



                                    By:     /s/ Ronald Potter
                                            ---------------------------
                                    Name:   Ronald Potter
                                            ---------------------------
                                    Title:  Mananging Director
                                            ---------------------------

                                    Address: 270 Park Avenue
                                             Energy Portfolio,
                                             10th Floor
                                             New York, NY 10017

                                    Attention:
                                               ------------------------

                                    Telephone:
                                               ------------------------
                                    Facsimile:
                                                -----------------------

                                    With a copy to:

                                    Lori Vetters
                                    Chemical Banking Corporation
                                    707 Travis, 5th Floor North
                                    Houston, TX  77002

                                    Telephone:  (713) 236-4332
                                    Facsimile:  (713) 236-4117

                                          BANK OF MONTREAL, Individually and as
                                          Lead Manager



                                          By:    /s/ Shana L. Sloas
                                                 ----------------------------
                                          Name:  Shana L. Sloas
                                                 ----------------------------
                                          Title: Director
                                                 ----------------------------


                                          Address:    700 Louisiana, Suite 4400
                                                      Houston, TX  77002

                                          Attention:  Robert L. Roberts

                                          Telephone:  (713) 546-9754
                                          Facsimile:  (713) 223-4007

                                          CIBC INC., Individually and as Lead
                                          Manager



                                           By:    /s/ Gary C. Gaskill
                                                  -----------------------------
                                           Name:  Gary C. Gaskill
                                                  -----------------------------
                                           Title: Vice President
                                                  -----------------------------

                                           Address:    Two Paces West
                                                       2727 Paces Ferry Road
                                                       Suite 1200
                                                       Atlanta, GA  30339

                                           Attention:  Credit Administration

                                           Telephone:  (404) 319-4999
                                           Facsimile:  (404) 319-4950

                                           With a copy to:

                                           909 Fannin, Suite 1200
                                           Houston, TX 77010

                                           Attention:  Brian Swinford

                                           Telephone:  (713) 658-8400
                                            Facsimile: (713) 658-9922

                                  NATIONSBANK, Individually and as Lead Manager



                                  By:  /s/ Melissa A. Bauman
                                       ----------------------------
                                       Name:     Melissa A. Bauman
                                       Title:    Vice President

                                       Address:  901 Main Street
                                                 Dallas, TX  75202

                                       Attention:  Karen Dumond

                                       Telephone:  (214) 508-2513
                                       Facsimile:  (214) 508-1215

                                       With a copy to:

                                       Melissa A. Bauman
                                       700 Louisiana Street, 8th Floor
                                       Houston, TX  77002

                                       Telephone:  (713) 247-6830
                                       Facsimile:  (713) 247-6568

                               BANK OF AMERICA NATIONAL TRUST & SAVINGS
                               ASSOCIATION



                               By:    /s/ Laura B. Shepard
                                      ----------------------------------
                               Name:  Laura B. Shepard
                                      ----------------------------------
                               Title: Vice President
                                      ----------------------------------

                               Address:  333 Clay Street, Suite 4550
                                         Houston, TX  77002

                               Attention:  Phyllis Tennard
                                           -----------------------------

                               Telephone:  (713) 651-4819
                                           -----------------------------
                               Facsimile:  (713) 651-4841

                                            BANQUE PARIBAS



                                            By:    /s/ Charles K. Thompson
                                                   ----------------------------
                                            Name:  Charles K. Thompson
                                                   ----------------------------
                                            Title: Group Vice President
                                                   ----------------------------


                                            By:    /s/ Francis Ballard
                                                   ----------------------------
                                            Name:  Francis Ballard
                                                   ----------------------------
                                            Title: Vice President
                                                   ----------------------------

                                            Address: 787 7th Avenue
                                                     New York, NY 10019

                                            Attention: Charles K. Thompson
                                                       ------------------------

                                            Telephone: (212) 841-2133
                                                       ------------------------
                                            Facsimile: (212) 841-2555
                                                       ------------------------

                                            SOCIETE GENERALE, SOUTHWEST AGENCY



                                            By:    /s/ Richard A. Erbert
                                                   ----------------------------
                                            Name:  Richard A. Erbert
                                                   ----------------------------
                                            Title: Vice President
                                                   ----------------------------

                                            Address:  1111 Bagby, Suit 2020
                                                      Houston, TX  77002

                                            Attention:  Richard A. Erbert

                                            Telephone:  (713) 759-6318
                                            Facsimile:  (713) 650-0824

                                            With a copy to:

                                            2001 Ross Avenue, Suite 4800
                                            Dallas, TX  75201

                                            Attention:  Loan Operations

                                            Telephone:  (214)
                                                              -----------------
                                            Facsimile:  (214) 754-0171

                                            MIDLAND BANK PLC, NEW YORK BRANCH



                                            By:   /s/ John A. Cleveland
                                                  -------------------------
                                            Name:  John A. Cleveland
                                                   ------------------------
                                            Title: Executive Director
                                                   ------------------------

                                            Address:  140 Broadway, 5th Floor
                                                      New York, NY  10005-1185

                                            Attention:  John A. Cleveland

                                            Telephone:  (212) 658-2702
                                            Facsimile:  (212) 658-2580

                                            MORGAN GUARANTY TRUST COMPANY OF
                                              NEW YORK



                                            By:     /s/ Philip W. McNeal
                                                    ---------------------------
                                            Name:   Philip W. McNeal
                                                    ---------------------------
                                            Title:  Vice President
                                                    ---------------------------

                                            Address:  60 Wall Street
                                                      New York, NY  10260

                                            Attention:
                                                      -------------------------

                                            Telephone:  (212) 648-7181
                                            Facsimile:  (212) 648-5014

                                           ABN-AMRO BANK N.V. - HOUSTON AGENCY



                                          By:     /s/ Michael N. Oakes
                                                  ---------------------------
                                          Name:   Michael N. Oakes
                                                  ---------------------------
                                          Title:  Assistant Vice President
                                                  ---------------------------


                                          By:     /s/ Kenneth S. Womack
                                                  ---------------------------
                                          Name:   Kenneth S. Womack
                                                  ---------------------------
                                          Title:  Assistant Vice President
                                                  ---------------------------

                                          Address: Three Riverway
                                                   Suite 1700
                                                   Houston, TX 77056

                                          Attention:  Michael N. Oakes

                                          Telephone:  (713) 964-3356
                                          Facsimile:  (713) 629-7533

                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By:     /s/ Christopher C. Holmgren
                                    Name:   Christopher C. Holmgren
                                            --------------------------------
                                    Title:  Vice President
                                            --------------------------------

                                    Address: 100 Federal Street
                                             Boston, MA  02110

                                    Attention:  Michael Kane

                                    Telephone:  (617) 434-5358
                                    Facsimile:  (617) 434-3652

                                       THE BANK OF NOVA SCOTIA, SAN FRANCISCO
                                       AGENCY



                                       By:    /s/ Norman O. Campbell
                                              -----------------------------
                                       Name:   Norman O. Campbell
                                               ----------------------------
                                       Title:  Assistant Agent
                                               ----------------------------

                                       Address:  101 California Street
                                                 48th Floor
                                                 San Francisco, CA  94111

                                       Attention:  Loan Administration

                                       Telephone:  (415) 986-1100
                                       Facsimile:  (415) 397-0791

                                       With a copy to:

                                       The Bank of Nova Scotia
                                       Houston Representative Office
                                       1100 Louisiana, Suite 3000
                                       Houston, TX  77002

                                       Attention:  Mark A. Ammerman

                                       Telephone:  (713) 752-0900
                                       Facsimile:  (713) 752-2425

                                         THE CHASE MANHATTAN BANK, N.A.



                                         By:     /s/ Bettylou J. Robert
                                                 ------------------------
                                         Name:   Bettylou J. Robert
                                                 ------------------------
                                         Title:  Vice President
                                                 ------------------------

                                         Address:  One Chase Manhattan Plaza
                                                   New York, NY  10081

                                         Attention:  Global Energy

                                         Telephone:  (212) 552-6362
                                         Facsimile:  (212) 552-1687

                                         With a copy to:

                                         Chase Manhattan Southwest
                                         1221 McKinney, Suite 3000
                                         Houston, TX  77010

                                         Attention:  Michael G. Long

                                         Telephone:  (713) 751-5660
                                         Facsimile:  (713) 751-9122

                                    CITIBANK, N.A.



                                    By:       /s/ Barbara A. Cohen
                                              -------------------------
                                    Name:     Barbara A. Cohen
                                              -------------------------
                                    Title:    Vice President
                                              -------------------------

                                    Address:  399 Park Avenue
                                              12th Floor, Zone 21
                                              New York, NY  10043

                                    Attention:
                                              -------------------------
                                    Telephone:
                                              -------------------------
                                    Facsimile:
                                              -------------------------

                                     THE FUJI BANK, LIMITED - HOUSTON AGENCY



                                     By:    /s/ Soichi Yoshida
                                            ----------------------------------
                                     Name:  Soichi Yoshida
                                            ----------------------------------
                                     Title: Vice President & Senior Manager
                                            ----------------------------------

                                     Address:  One Houston Center
                                               1221 McKinney, Suite 4100
                                               Houston, TX  77010

                                     Attention:  Roger K. Frey

                                     Telephone:  (713) 650-7868
                                     Facsimile:  (713) 759-0048

                                    UNION BANK OF SWITZERLAND, HOUSTON AGENCY



                                    By:     /s/ Evans Swann
                                            ----------------------------
                                    Name:   Evans Swann
                                            ----------------------------
                                    Title:  Mananging Director
                                            ----------------------------




                                    By:     /s/ Dan O. Boyle
                                            ----------------------------
                                    Name:   Dan O. Boyle
                                            ----------------------------
                                    Title:  Vice President
                                            ----------------------------



                                    Address:   1100 Louisiana, Suite 4500
                                               Houston, TX  77002

                                    Attention:  Evans Swann

                                    Telephone:  (713) 655-6500
                                    Facsimile:  (713) 655-6555

                                        UNION BANK



                                        By:         /s/ Richard P. DeGrey
                                                    --------------------------
                                        Name:       Richard P. DeGrey
                                                    --------------------------
                                        Title:      Vice President
                                                    --------------------------


                                        By:         /s/ Yolande C. Hollis
                                                    --------------------------
                                        Name:       Yolande C. Hollis
                                                    --------------------------
                                        Title:      Vice President
                                                    --------------------------


                                        Address:    445 South Figueroa Street
                                                    15th Floor
                                                    Los Angeles, CA  90071

                                        Attention:  Richard P. DeGrey, Jr.

                                        Telephone:  (213) 236-5731
                                        Facsimile:  (213) 236-4096

                                     CHRISTIANIA BANK OG KREDITKASSE



                                     By:     /s/ Debra Dickehuth
                                             -------------------------
                                     Name:   Debra Dickehuth
                                             -------------------------
                                     Title:  Vice President
                                             -------------------------

                                     By:     /s/ Jahn O. Roising
                                             -------------------------
                                     Name:   Jahn O. Roising
                                             -------------------------
                                     Title:  First Vice President
                                             -------------------------

                                     Address:  11 West 42nd Street
                                               New York, NY  10036

                                     Attention:  Deborah Dickehuth

                                     Telephone:  (212)  827-4836
                                     Ffacsimile: (212)  827-4888

                                            COLORADO NATIONAL BANK



                                            By:     /s/ Kathryn A. Gardner
                                                    -------------------------
                                            Name:   Kathryn A. Gardner
                                                    -------------------------
                                            Title:  Vice President
                                                    -------------------------

                                            Address:  950 Seventeenth Street
                                                      Denver, CO  80202

                                            Attention:  Monte Deckerd

                                            Telephone:  (303) 585-4212
                                            Facsimile:  (303) 585-4362

                                     THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                                     By:     /s/ Satoru Otsubo
                                             ---------------------
                                     Name:   Satoru Otsubo
                                             ----------------------
                                     Title:  Joint General Manager
                                             ----------------------

                                     Address:   165 Broadway
                                                New York, NY  10006

                                     Attention:  David Manheim

                                     Telephone:  (212) 335-4551
                                     Facsimile:  (212) 608-2371

                                     With a copy to:

                                     2200 Ross Avenue, Suite 4700 West
                                     Dallas, TX  75201

                                     Attention:  Brian Myers

                                     Telephone:  (214) 969-5352
                                     Facsimile:  (214) 969-5357

                                    NBD BANK



                                    By:     /s/ George R. Schanz
                                            ------------------------
                                    Name:   George R. Schanz
                                            ------------------------
                                    Title:  Vice President
                                            ------------------------

                                    Address:  611 Woodward Avenue
                                              Detroit, MI  48226

                                    Attention:  George R. Schanz

                                    Telephone:  (313) 225-3191
                                    Facsimile:  (313) 225-2649

                                      ROYAL BANK OF CANADA, GRAND CAYMAN
                                        (NORTH AMERICAN #1) BRANCH


                                      By:    /s/ Linda M. Stephens
                                             --------------------------
                                      Name:  Linda M. Stephens
                                             --------------------------
                                      Title: Manager
                                             --------------------------

                                      Address:  600 Wilshire Blvd.
                                                Suite 800
                                                Los Angeles, CA  90017

                                      Attention:  Linda Stephens

                                      Telephone:  (213) 955-5347
                                      Facsimile:  (213) 955-5350

                                  EXHIBIT "A"


                                                                                 AMOUNT PAYABLE TO
NAME OF LENDER                                                                 ADMINISTRATIVE AGENT
--------------                                                                 --------------------
Bank of Montreal                                                                   34,800,000.00

CIBC Inc.                                                                          34,800,000.00

NationsBank                                                                        34,800,000.00

Bank of America                                                                    31,320,000.00

Banque Paribas                                                                     31,320,000.00

Societe Generale, Southwest Agency                                                 31,320,000.00

Midland Bank plc, New York Agency                                                  31,320,000.00

Morgan Guaranty Trust                                                              31,320,000.00
  Company of New York

ABN-AMRO Bank N.V. -                                                               27,840,000.00
  Houston Agency

The First National Bank                                                            27,840,000.00
  of Boston

The Bank of Nova Scotia                                                            27,840,000.00

The Chase Manhattan Bank, N.A.                                                     27,840,000.00

CitiBank, N.A.                                                                     27,840,000.00

The Fuji Bank, Limited -                                                           27,840,000.00
  Houston Agency

Union Bank of Switzerland                                                          27,840,000.00

Union Bank                                                                         27,840,000.00

Christiania Bank og Kreditkasse                                                    24,360,000.00

Colorado National Bank                                                             24,360,000.00

LTCB Trust Company                                                                 24,360,000.00

NBD Bank                                                                           24,360,000.00

Royal Bank of Canada,                                                              24,360,000.00
  Grand Cayman (North
  America #1) Branch

                                  EXHIBIT "B"

                                                               COMMITMENT
NAME OF LENDER                                                 $ MILLIONS                       PERCENTAGE
--------------                                                 ----------                       ----------
The First National Bank
  of Chicago (Administrative
  Agent)                                                           $65                             6.5%

Chemical Bank (Co-Agent)                                            65                             6.5%

Bank of Montreal                                                    50                             5.0%

CIBC Inc.                                                           50                             5.0%

NationsBank                                                         50                             5.0%

Bank of America                                                     45                             4.5%

Banque Paribas                                                      45                             4.5%

Societe Generale,
  Southwest Agency                                                  45                             4.5%

Midland Bank plc,
  New York Agency                                                   45                             4.5%

Morgan Guaranty Trust
  Company of New York                                               45                             4.5%

ABN-AMRO Bank N.V. -
  Houston Agency                                                    40                             4.0%

The First National Bank
  of Boston                                                         40                             4.0%

The Bank of Nova Scotia                                             40                             4.0%

The Chase Manhattan Bank,
  N.A.                                                              40                             4.0%

CitiBank, N.A.                                                      40                             4.0%

The Fuji Bank, Limited -
  Houston Agency                                                    40                             4.0%

Union Bank of Switzerland                                           40                             4.0%

Union Bank                                                          40                             4.0%

Christiania Bank og
  Kreditkasse                                                       35                             3.5%

Colorado National Bank                                              35                             3.5%

LTCB Trust Company                               35                  3.5%

NBD Bank                                         35                  3.5%

Royal Bank of Canada,
  Grand Cayman (North
  America #1) Branch                             35                  3.5%

                                             ------                 ----

  TOTAL                                      $1,000                  100%